UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:	June 24, 2005
Date of earliest event reported:	June 20, 2005

OFFICEMAX INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	1-5057	82-0100960
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 Pierce Road Itasca, Illinois 60143
(Address of principal executive offices) (Zip Code)

(630) 438-7800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

On June 20, 2005, OfficeMax Incorporated (the “Company”) entered into a Third Amended and Restated Receivables Sale Agreement (the “Third Agreement”) among Loving Creek Funding Corporation, the Company, ABN AMRO Bank N.V., Wachovia Bank, N.A. and certain other parties.  Under this program, the Company sells fractional ownership interests in a defined pool of accounts receivable.  Sold accounts receivable are excluded from “Receivables” in the Company’s Consolidated Balance Sheet.  The Company entered into this program to obtain funding at rates that are favorable to its other borrowing arrangements.  Under this program, the Company sells a portion of its domestic trade accounts receivable on a revolving basis to a fully consolidated, wholly owned subsidiary.  The subsidiary in turn sells a fractional ownership interest in the receivables to affiliates of the two banks.  The portion of fractional ownership interest the Company retains is included in “Receivables” on its Consolidated Balance Sheet.  The available proceeds that may be received by the Company pursuant to this program may not exceed $200 million.  The Company’s costs under this program vary, based on changes in the Company’s unsecured debt rating, changes in interest rates and on the aggregate amount of purchased receivables.  If no event occurs which would cause early termination, the Third Agreement will expire June 19, 2006.

The Company entered into a Loan and Security Agreement on June 24, 2005 to which affiliates of Wachovia Bank, N.A and ABN AMRO BANK N.V. are parties or participating lenders.  Certain of the parties to the Third Agreement, and their respective affiliates have performed, and may in the future perform for the Company and its subsidiaries, various commercial banking and other financial advisory services, for which they have received, and will receive, customary fees and expenses.

This summary does not purport to be complete and is subject to and qualified in its entirety by reference to the text of the Third Agreement, included as Exhibit 10.1 to this filing.  Exhibit 10.1 is incorporated by reference into this Item 1.01.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained under Item 1.01 is incorporated by reference in this Item 2.03.

Based on the terms of the sale of the receivables, the Company records the sales as true sales and not as loans secured by the receivables.

Item 9.01                                           Financial Statements and Exhibits.

(c)                                  Exhibits.

Exhibit 10.1  Third Amended and Restated Receivables Sale Agreement (the “Third Agreement”) among Loving Creek Funding Corporation, the Company, ABN AMRO Bank N.V., Wachovia Bank, N.A. and certain other parties.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 24, 2005

OFFICEMAX INCORPORATED

By:	/s/ Matthew R. Broad
Matthew R. Broad
Executive Vice President and General Counsel

EXHIBIT INDEX

Number	Description

10.1	Third Amended and Restated Receivables Sale Agreement (the “Third Agreement”) among Loving Creek Funding Corporation, the Company, ABN AMRO Bank N.V., Wachovia Bank, N.A. and certain other parties